                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 26, 1999


                            Century Aluminum Company
             (Exact name of registrant as specified in its charter)





         Delaware                      0-27918                  13-3070826
(State or other jurisdiction    (Commission File Number)       (IRS Employer
    of Incorporation)                                        Identification No.)



 2511 Garden Road
 Building A, Suite 200
 Monterey, California                                               93940
 (Address of principal executive offices)                         (Zip Code)



                                 (831) 642-9300
              (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS.

        On July 26, 1999, Century Aluminum Company, a Delaware corporation ("Century"), announced that it had entered into a Stock and Asset Purchase Agreement dated July 26, 1999 (the "Purchase Agreement") by and among Century, Century Aluminum of West Virginia, Inc., a Delaware corporation and wholly-owned subsidiary of Century ("Century WV"), and Pechiney Rolled Products LLC, a Delaware limited liability company ("Pechiney"). Pursuant to the Purchase Agreement, Pechiney has agreed to purchase from Century WV certain assets and assume certain liabilities relating to the rolled products unit at Ravenswood, West Virginia (the "Rolling Business"), and purchase from Century all of the issued and outstanding shares of common stock of Century Cast Plate, Inc., a Delaware corporation and wholly-owned subsidiary of Century ("Century CP"), for an aggregate purchase price of $248 million, subject to certain adjustments. Century intends to use a portion of the purchase price to repay its credit facilities.

        The Rolling Business assets Century WV will sell to Pechiney include the casting operation and the manufacture of flat-rolled sheet aluminum at the Ravenswood, West Virginia facility. Century CP's operations include a fabrication plant located at Vernon, California.

        The consummation of the asset sale is subject to certain closing conditions set forth in the Purchase Agreement.



ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (c) Exhibits.

        Exhibit Number             Description
        --------------             -----------
             99.1                  Press release dated July 26, 1999

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               CENTURY ALUMINUM COMPANY

Date:     August 2, 1999               By:        /s/ Gerald J. Kitchen
          --------------------            --------------------------------------
                                                Executive Vice-President,
                                              General Counsel and Secretary